
                                  NSAR ITEM 77O

                                VKAC Income Trust
                               10f-3 Transactions

  Underwriting #           Underwriting                Purchased From         Amount of shares        % of          Date of
                                                                                 Purchased        Underwriting      Purchase


         1                   NTL Inc.               Donaldson, Lufkin &          5,000,000           0.125%       03/06/98
                                                          Jenrette
         2               Terex Corporation              First Boston               200,000           0.133%       03/24/98
         3          The Republic of Korea Notes        Goldman Sachs               200,000           0.020%       04/08/98
         4            IXC Communications Inc.           First Boston               200,000           0.047%       04/16/98
         5                    PSI NET                       DLJ                  1,000,000           0.500%       10/28/98
         6              Centennial Cellular            Merrill Lynch               400,000           0.100%       12/10/98




Other Firms participating in Underwriting:


Underwriting for #1

Morgan Stanley & Co. International Limited
BT Alex Brown International
Chase Securities Inc.
Salomon Brothers International Limited



Underwriting for #2

CIBC Oppenheimer Corp.
Morgan Stanley & Co. Incorporated
Salomon Brothers Inc.
BancBoston Securities Inc.

Underwriting for #3

Salomon Brothers Inc.
Bear, Stearns International Limited
Chase Securities Inc.
Citicorp Securities, Inc.
Deutsche Bank AG London
The Hongkong Shanghai Banking Corporation Limited
ING Bank NV London Branch
Lehman Brothers International (Europe)
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
Nomura International plc
Societe Generale Securities Corporation
Tokyo-Mitsubishi International plc
UBS Securities LLC

Underwriting for #4

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
NationsBanc Montgomery Securities LLC